UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 14, 2008, IDT Corporation (the “Registrant”) awarded James A. Courter, the Registrant’s Chief Executive Officer, a cash bonus of $372,000 and granted to Mr. Courter 93,234 restricted shares of the Registrant’s Class B Common Stock, valued at $372,000, issued pursuant to the terms and conditions of the Registrant’s previously disclosed 2005 Stock Option and Incentive Plan. 31,078 of the awarded restricted shares will vest on each of April 14, 2008, April 12, 2009 and April 12, 2010.

On April 16, 2008, the Registrant and Yona Katz, the Chief Operating Officer of the Registrant’s telecom division, entered into a retention agreement (the “Katz Retention Agreement”) pursuant to which Mr. Katz agreed to continue his employment with the Registrant until at least September 30, 2008, unless terminated earlier as set forth in the Katz Retention Agreement. In consideration for Mr. Katz’s continued employment, the Katz Retention Agreement provides that the Registrant will pay Mr. Katz a monthly salary of One Hundred Twenty-Five Thousand Dollars ($125,000). Mr. Katz will also be entitled to a payment in the amount of One Hundred Fifty-Five Thousand Two Hundred and Eighty Dollars ($155,280), scheduled to be paid in July 2008, representing the final payment of a previously awarded bonus. Under certain circumstances, Mr. Katz may also be eligible to receive severance compensation upon a termination of his employment during a period of eighteen (18) months from April 1, 2008. The total amount of the severance payment would be Two Million One Hundred Seventy-Seven Thousand and Twenty-Three Dollars ($2,177,023), provided that Mr. Katz executes and delivers a separation and general release agreement.

As part of the Registrant’s previously announced incentive compensation program whereby the Registrant’s telecom division’s management team and other key employees were compensated by sharing in the telecom division’s positive cash flows generated by the businesses they operate or develop, as well as proceeds from monetization of assets and growth in the value created in the telecom division, Mr. Katz previously received a payment of $460,595 and Marcelo Fischer, the Chief Financial Officer of the Registrant’s telecom division, previously received a payment of $337,770. In addition, Mr. Fischer previously received a performance bonus of $50,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
	Name:	James A. Courter
	Title:	Chief Executive Officer

Dated: April 18, 2008

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